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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 1, 2003

ReGen Biologics, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-20805	23-2476415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1290 Bay Dale Drive, PMB 351, Arnold, Maryland (Address of principal executive offices)	21012 (Zip Code)

Registrant’s telephone number, including area code:   (410) 349-2431

(Former name or former address, if changed from last report)

Item 9. Regulation FD Disclosure.

     On December 1, and December 4, 2003, ReGen Biologics, Inc. mailed a shareholder letter dated as of December 1, 2003 (the “Shareholder Letter”) to the street name holders and registered holders, respectively, containing a brief review of the Company’s recent financing, current activities and strategic goals for the next several quarters. A copy of the Shareholder Letter is attached hereto as Exhibit 99.1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOLOGICS, INC

By:	/s/ Gerald E. Bisbee, Jr., Ph. D.

Name: Gerald E. Bisbee, Jr., Ph.D.
Title: Chief Executive Officer and Chairman of the Board

December 4, 2003

Exhibit Index

Exhibit No.	Description

99.1	Shareholder Letter, dated December 1, 2003